UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2023

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On May 18, 2023, Replimune Group, Inc. (the “Company”) issued a news release announcing its financial results for the fourth quarter and year ended March 31, 2023 and certain corporate updates. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, the Company announced that Jean Franchi has resigned from her position as the Company’s Chief Financial Officer, effective as of June 2, 2023 (the “Effective Date”), to pursue other opportunities. In connection with her resignation, on May 18, 2023, the Company and Ms. Franchi entered into a separation agreement (the “Separation Agreement”), pursuant to which, among other things, Ms. Franchi agreed to continue providing services to the Company in accordance with a Consulting Agreement (the “Consulting Agreement”). The Separation Agreement provides that Ms. Franchi is eligible to receive (i) an amount equal to $483,080, payable in installments in accordance with the Company’s normal payroll practices through March 15, 2024, on which date a lump sum of all remaining payments shall be made, and (ii) a prorated annual bonus with respect to the days Ms. Franchi was employed by the Company during the current fiscal year. In addition, the Company will reimburse Ms. Franchi on a monthly basis for COBRA premiums until the earlier of (x) the date on which Ms. Franchi becomes covered by another employer’s group health plan, (y) May 18, 2024 and (z) the date on which Ms. Franchi ceases to be eligible for continued coverage under COBRA. The Separation Agreement includes customary confidentiality, cooperation, non-compete and non-disparagement covenants as well as a general release.

Pursuant to the Consulting Agreement, commencing on June 3, 2023, Ms. Franchi will provide services to the Company as a consultant on matters related to transition support, completion of quarter-end requirements, completion of special projects and such other services to be determined and reasonably requested from time to time by the Company for a term ending on December 31, 2023, unless terminated earlier in accordance with the terms of the Consulting Agreement (the “Term”).  The Consulting Agreement provides that Ms. Franchi will receive a consulting fee in an amount equal to $1,950 per day that Ms. Franchi provides the services contemplated by the Consulting Agreement.  Further, the Consulting Agreement provides that Ms. Franchi’s options to acquire the Company’s common stock and restricted stock units will continue to vest until the end of the Term.

In connection with Ms. Franchi’s transition, the Board of Directors of the Company designated Andrew Schwendenman, the Company’s former Vice President of Finance, to serve as the Company’s Chief Accounting Officer effective as of May 18, 2023.

Prior to his promotion, Andrew Schwendenman, age 47, served as the Company’s Vice President of Finance/Controller since August 2020. Before joining the Company, Mr. Schwendenman served as the Corporate Controller of Carbonite Inc. (“Carbonite”), a data protection and cybersecurity company from January 2016 to August 2020. Prior to Carbonite, Mr. Schwendenman served as the Senior Director of Finance for Sonus Networks from March 2013 to January 2016 and as the Assistant Controller of EnerNOC from July 2010 to March 2013. Previously, Andrew spent 11 years at Deloitte, where he held roles of increasing responsibility working in the Life Sciences and Technology, Media & Telecommunication business units. Mr. Schwendenman received his bachelor’s degree in Business Administration from The University of Massachusetts.

There are no family relationships between Mr. Schwendenman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Schwendenman had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated May 18, 2023
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: May 18, 2023	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
Chief Executive Officer